1 AG Mortgage Investment Trust, Inc. Q4 2024 Earnings Presentation December 31, 2024

2NYSE: MITT Forward Looking Statements & Non-GAAP Financial Information Forward Looking Statements: This presentation includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to dividends, book value, our investments, our business and investment strategy, investment returns, return on equity, liquidity, financing, taxes, our assets, our interest rate sensitivity, and our views on certain macroeconomic trends and conditions, among others. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of our company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, our ability to generate attractive risk adjusted returns over the long term as a programmatic aggregator and issuer of Non-Agency residential loan securitizations; our ability to drive earnings power and to make our company a more scaled and profitable pure-play residential mortgage REIT; our ability to create long-term value for our stockholders; our ability to continue to opportunistically rotate capital through sales of legacy WMC or other non-core assets; our ability to continue to grow our residential investment portfolio; our acquisition pipeline; our ability to invest in higher yielding assets through Arc Home, other origination partners or otherwise; our levels of liquidity, including whether our liquidity will sufficiently enable us to continue to deploy capital within the residential whole loan space as anticipated or at all; the impact of market, regulatory and structural changes on the market opportunities we expect to have, and whether we will be able to capitalize on such opportunities in the manner we anticipate, including our ability to participate in, and benefit from, the home equity loan market; the impact of market volatility on our business, including our book value, and ability to execute our strategy; our trading volume and liquidity; our portfolio mix, including levels of Residential Investments and Agency mortgage loans; our ability to manage warehouse exposure as anticipated or at all; our levels of leverage, including our levels of recourse and non-recourse financing; our ability to repay or refinance corporate leverage; our ability to execute securitizations, including at the pace anticipated or at all; our ability to achieve our forecasted returns on equity on warehoused assets and post-securitization, including whether such returns will support earnings growth; changes in our business and investment strategy; our ability to grow our book value; our ability to predict and control costs; changes in inflation, interest rates and the fair value of our assets, including negative changes resulting in margin calls relating to the financing of our assets; the impact of credit spread movements on our business; the impact of interest rate changes on our asset yields and net interest margin; changes in the yield curve; the timing and amount of stock issuances pursuant to our ATM program or otherwise; the timing and amount of stock repurchases, if any; our capitalization, including the timing and amount of preferred stock repurchases or exchanges, if any; expense levels, including levels of management fees; changes in prepayment rates on the loans we own or that underlie our investment securities; our distribution policy; Arc Home’s performance, including its liquidity position and ability to increase market share or benefit from improved gain on sale margins; Arc Home’s origination volumes; the composition of Arc Home’s portfolio, including levels of MSR exposure; costs and levels of leverage on Arc Home’s portfolio; our percentage allocation of loans originated by Arc Home; increased rates of default or delinquencies and/or decreased recovery rates on our assets; the availability of and competition for our target investments; our ability to obtain and maintain financing arrangements on terms favorable to us or at all; changes in general economic or market conditions in our industry and in the finance and real estate markets, including the impact on the value of our assets; conditions in the market for Residential Investments and Agency RMBS; our levels of Earnings Available for Distribution (“EAD”); market conditions impacting commercial real estate; legislative and regulatory actions by the U.S. Department of the Treasury, the Federal Reserve and other agencies and instrumentalities; regional bank failures; our ability to make distributions to our stockholders in the future; our ability to maintain our qualification as a REIT for federal tax purposes; and our ability to qualify for an exemption from registration under the Investment Company Act of 1940, as amended. Additional information concerning these and other risk factors are contained in our filings with the Securities and Exchange Commission ("SEC"), including those described in Part I – Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as such factors may be updated from time to time in our filings with the SEC. Copies are available free of charge on the SEC's website, http://www.sec.gov/. All forward looking statements in this presentation speak only as of the date of this presentation. We undertake no duty to update any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. All financial information in this presentation is as of December 31, 2024, unless otherwise indicated. Non-GAAP Financial Information: In addition to the results presented in accordance with GAAP, this presentation includes certain non-GAAP financial results and financial metrics derived therefrom, including EAD, investment portfolio, financing arrangements, and economic leverage ratio, which are calculated by including or excluding unconsolidated investments in affiliates, as described in the footnotes to this presentation. Our management team believes that this non-GAAP financial information, when considered with our GAAP financial statements, provides supplemental information useful for investors to help evaluate our financial performance. However, our management team also believes that our definition of EAD has important limitations as it does not include certain earnings or losses our management team considers in evaluating our financial performance. Our presentation of non-GAAP financial information may not be comparable to similarly-titled measures of other companies, who may use different calculations. This non-GAAP financial information should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this presentation to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated. This presentation may contain statistics and other data that has been obtained or compiled from information made available by third-party service providers. We have not independently verified such statistics or data.

3NYSE: MITT Q4 2024 MITT Earnings Call Presenters T.J. Durkin Nicholas Smith Anthony Rossiello Chief Executive Officer & President Chief Investment Officer Chief Financial Officer

4NYSE: MITT MITT: A Pure Play Residential Mortgage REIT Committed to generating attractive risk adjusted returns over the long-term as a programmatic aggregator and issuer of Non-Agency residential loan securitizations Liquidity to Support Continued Portfolio Growth Access to Investment Opportunities High Quality Portfolio through a Credit-first Mindset Disciplined Approach to Securitization and Leverage

5NYSE: MITT $6.1 $5.2 Securitized Loans Warehouse Loans Other Residential Legacy WMC Commercial ‘24 ‘23 2024 Financial Position 2024 Portfolio Growth 13.1% 2024 Economic Leverage Ratio3 1.4x $4.8 $5.5 $0.8 $0.8 Non-Recourse Recourse ‘23 ‘24 $5.9 $6.7 $6.3bn $5.6bn Investment Portfolio5 ($bn) Financing5 ($bn) $10.64 Book Value per Share1,(a) $0.2 $0.3 $0.1 $0.3 $10.20 $10.64 ‘23 ‘24 Book Value per Share1,(a) 2024 Economic ROE4 11.7% $0.3 $6.7 Investment Portfolio5 (in billions) (a) Book value is calculated using stockholders’ equity less the liquidation preference of our cumulative redeemable preferred stock of $228.0 million. $0.1 $543.4 Total Equity (in millions) $136.9 Liquidity2 (in millions) 1.4x Economic Leverage Ratio3

Acquisition of Western Asset Mortgage Capital Corporation (WMC)

Propelling growth through strategic acquisition of WMC enabling MITT to enhance its scale and profitability for shareholders

EAD per share[6,7]



$0.76
95%
$0.39
EAD
'23
'24

Synergies that Drive Long-Term Value

- Achieved accretive growth in first year post-acquisition
- Driver of overall increase in net interest income of ~30%[(a)]
- Realized substantial cost synergies with minimal increase to operating expenses
- Meaningful support from our Manager, TPG Angelo Gordon, contributing $7 million to MITT's growth initiatives
- Joined the Russell 3000® Index due to a 46% increase in market capitalization, significantly increasing our trading volumes
- Successful in refinancing Legacy WMC Convertible Notes
- Since acquisition, generated $45.7 million of equity for reinvestment from asset paydowns or sales
- Equity of $52.2 million invested in commercial assets with opportunity for continued rotation
- Further upside in earnings power from improved financing terms on residential loans

(a) Inclusive of net interest income earned on our interest rate swaps.

NYSE: MITT

6

7NYSE: MITT Strong asset appreciation in our investment portfolio drives Economic ROE of 11.7% • Gains on our Residential Mortgage Loans and Non- Agency RMBS driven by credit spread tightening and deploying capital in Home Equity Loans • Benefits of the WMC Acquisition realized through significant increase in EAD year over year supporting a quarterly dividend increase of 5.6% in Q2 2024 2024 Performance Continued to grow our investment portfolio and execute our securitization strategy • Active in securitization market executing 4 GCAT securitizations and 2 Co-sponsored securitizations • Expanded target assets to include Home Equity Loans, purchasing $288.9 million • Issued $99.5 million of 9.5% Senior Notes addressing the $86.25 million Legacy WMC Convertible Notes $69.6mm 2024 Net Interest Income $1.23 2024 Earnings per Share6 $0.76 2024 EAD per Share6,7 $0.75 Dividends per Share Declared in 2024 $1.7bn 2024 Loan Purchases (FMV) $2.2bn 2024 UPB Securitized(a) $2.4bn 2024 Arc Home Originations8 $441.2mm Current Pipeline(b) (UPB) (a) Includes $729.9 million of Agency-Eligible Loans from co-sponsored securitizations. (b) Current Pipeline includes purchases made in January and February 2025.

8NYSE: MITT Protected Book Value, up 0.6% during the quarter, despite elevated interest rate volatility • Gains from portfolio hedges offsetting unrealized losses on investment portfolio • Recognized strong execution gains related to Home Equity Loan investment activity Active portfolio management through accretive securitizations and capital allocation • Executed a GCAT securitization of Agency-Eligible Loans in a strong securitization market and remained active with another securitization in February 2025 • Continued to rotate capital into Home Equity Loans improving our investment portfolio’s earnings power • Opportunistically sold RPL/NPL loans to generate capital for reinvestment into our target assets Q4 2024 Performance $18.2mm Q4 Net Interest Income $0.30 Q4 Earnings per Share6 $0.18 Q4 EAD per Share6,7 $0.19 Dividend per Share Declared in Q4 $511.7mm Q4 Loan Purchases (FMV) $359.7mm Q4 UPB Securitized $756.0mm Q4 Arc Home Originations8 $26.3mm Q4 Non-Agency RMBS Purchases (FMV)

Securitization Activity

Programmatic issuer of Non-Agency securitizations generating attractive equity returns on our investment portfolio

Investing and Funding Lifecycle

Acquire and Aggregate Loans

Current production yields ranging from 6.25% to 6.75% targeting returns of 10% - 14% while on warehouse

Securitize Loans

Targeting returns on equity of 12% to 15% while reducing warehouse risk through issuance of term, non-MTM financing

Retain Portions of Securitization

Retaining approximately 5% of securitization; borrowing against retained bonds

Reinvest Securitization Proceeds



Securitized Loan Portfolio Growth ($mm)
6,000
4,000
2,000
0
Q2 '21
Q3 '21
Q4 '21
Q1 '22
Q2 '22
Q3 '22
Q4 '22
Q1 '23
Q2 '23
Q3 '23
Q4 '23 (a)
Q1 '24
Q2 '24
Q3 '24
Q4 '24
Economic Interest Retained (b)
Co-Sponsor Securitized Loans (d)
Securitized Loans (c)
Warehouse Loans

(a) Increase in economic interest retained and securitized loans attributable to assets acquired in the WMC acquisition is $134.5 million and $971.8 million, respectively.
(b) Economic interest retained represents the fair market value of retained tranches from securitizations which are consolidated in the "Securitized residential mortgage loans, at fair value" line item on the Company's consolidated balance sheets. The economic interest retained from co-sponsored deals which are not consolidated is included in the "Real estate securities, at fair value" line item on the consolidated balance sheets.
(c) Securitized Loans represent Securitized Non-Agency and Re/Non-Performing Loans included in the "Securitized residential mortgage loans, at fair value" line item on the Company's consolidated balance sheets.
(d) During Q2 and Q3 2024, MITT participated in securitizations where it acted as a co-sponsor and retained bonds from the deals in order to meet risk retention requirements. Co-Sponsor Securitized Loans represents the total unpaid principal balance of the loans securitized through these deals. These loans are not consolidated on the Company's consolidated balance sheets and the economic interest retained from this securitization is included in the "Real estate securities, at fair value" line item on the Company's consolidated balance sheets.

NYSE: MITT 9

10NYSE: MITT Non-Agency Loan Portfolio Snapshot Note: Data is based on latest available information. (a) Securitized UPB includes securitized non-agency loans and Warehouse UPB includes non-agency and agency-eligible loans financed via warehouse financing. (b) Metrics including coupon, FICO, and current LTV represent weighted average calculations weighted using UPB. Weighted average current FICO excludes borrowers where FICO scores were not available. (c) Current LTV reflects loan amortization and estimated home price appreciation or depreciation since acquisition. Zillow Home Value Index (ZHVI) is utilized to estimate updated LTVs. (d) Metrics shown calculated as a percentage of total UPB. Portfolio of Non-Agency loans with strong borrower performance and low LTVs benefiting from accumulated HPA and loan amortization $6.4bn Securitized UPB(a) $114.7mm Warehouse UPB(a) 60% Current LTV(b),(c) 765 FICO(b) 1.3% 90+ Days DQ %(d) 90% Fixed %(d) FICO Score U P B o f L oa ns FICO ($ in mm) <621 621-640 640-660 661-680 681-700 701-720 721-740 741-760 761-780 781-800 >800 — 200 400 600 800 1,000 Coupon Rate (%) U P B o f L oa ns Coupon ($ in mm) <3.0 3.0-3.5 3.5-4.0 4.0-4.5 4.5-5.0 5.0-5.5 5.5-6.0 6.0-6.5 6.5-7.0 7.0-7.5 7.5-8.0 >8.0 — 200 400 600 800 Geography California Florida New York Texas New Jersey Other 5.6% Securitized Coupon(b) 7.0% Warehouse Coupon(b) LT V % Current LTV 62% 59% 59% 59% 60% Q4 ‘ 23 Q1 ‘ 24 Q2 ‘ 24 Q3 ‘ 24 Q4 ‘ 24% 9 0+ D ay s D el in q ue nt Percentage of Loans 90+ Days Delinquent 1.0% 1.3% 1.1% 1.0% 1.3% Q4 ‘ 23 Q1 ‘ 24 Q2 ‘ 24 Q3 ‘ 24 Q4 ‘ 24 10%

11NYSE: MITT Active investment in rapidly growing market which provides “locked in” homeowners access to untapped home equity Home Equity : $200 - 300bn of Estimated Annual Originations 2019 Residential Balance Sheet 2024 Residential Balance Sheet Home Equity $80,000 1st Lien Mortgage $240,000 75% LTV 1st Lien Mortgage $240,000 50% LTV Home Equity Loans $80,000 66% CLTV(b) Home Equity $160,000 Illustrative Use Case / Target Borrower(a) $480,000 Home Value $320,000 Home Value Agency-Eligible Home Equity Loans Non-Agency and Other Non-QM RPL/NPL Prime HELOC Non-Agency RMBS ($143.3mm FMV) Home Equity Loan Portfolio $99.9mm Warehouse (UPB) $77.3k Average Balance 63% CLTV(b) 10.4% Coupon 0% 90+ Days DQ % 750 FICO $7.7mm Unfunded (UPB) $101.3mm Pipeline(a) (UPB) (a) Current Pipeline includes purchases made in January and February 2025. (b) Represents the Combined Loan to Value ratio which considers the loan balances on a borrower’s first mortgage and related Home Equity Loan. Large Addressable Market as High as $2 Trillion • Home price appreciation and conservative lending standards have seen total U.S. home equity value grow to a record ~$35 trillion • “Lock-in effect” where homeowners who borrowed at historically low interest rates are reluctant to refinance out of those low-rate mortgages • Addressable market will grow as technology enables development of products that combine high-quality underwrite, lower cost to originate and a superior borrower experience

12NYSE: MITT Funding by Product $0.1 $0.1 $0.2 $0.3 $0.2 $0.1 $0.1 $0.2 $0.2 $0.2 $0.2 $0.2 $0.4 $0.5 $0.4 Lock Volume Non-Agency Conventional Q4 ’22 Q1 ‘23 Q2 ‘23 Q3 ‘23 Q4 ‘23 $— $0.2 $0.4 $0.6 $0.8 Arc Home: MITT's Proprietary Origination Channel8Arc Home Balance Sheet ($mm) Q4 '23 Cash and Cash Equivalents $ 13.4 Mortgage Loans held for sale, at fair value 152.5 Mortgage Servicing Rights, at fair value 85.0 Goodwill 1.7 Other Assets(a) 43.2 Total Assets $ 295.8 Loan Warehouse Financing $ 140.0 MSR Financing 29.4 Other Liabilities(a) 45.4 Total Liabilities $ 214.8 Total Equity $ 81.0 Total Liabilities & Equity $ 295.8 MITT's Investment(b) $ 30.8 Arc Home Earnings Contribution ($mm) Q4 '23 After-Tax Net Income/(Loss) $ (4.3) MITT’s After-Tax Share of Net Income/(Loss) $ (1.9) Focused on increasing market share through product and channel expansion, to drive earnings through volume growth and improved gain on sale margins $0.4 $0.3 $0.6 $0.7 $0.8 $0.2 $0.1 $0.3 $0.2 0.1 $0.2 $0.2 $0.3 $0.5 0.7 Lock Volume (b) Non-Agency (c) Conventional (d) Q4 ‘ 23 Q1 ‘ 24 Q2 ‘ 24 Q3 ‘ 24 Q4 ‘ 24 $— $0.2 $0.4 $0.6 $0.8 $1.0 $1.2 Funding by Product ($bn) $(0.08) $(0.05) $(0.03) $(0.02) $(0.03) $(0.02) $(0.01) $(0.02) Q1 ‘ 23 Q2 ‘ 23 Q3 ‘ 23 Q4 ‘ 23 Q1 ‘ 24 Q2 ‘ 24 Q3 ‘ 24 Q4 ‘ 24 $(0.10) $(0.05) $— Arc Home's Contribution to MITT's EAD per Share6,7 44.6% MITT’s Ownership Percentage $(0.6)mm MITT’s Share of Arc Home EAD7 $30.8mm MITT’s Investment in Arc Home(a) $432.5mm 2024 Purchases from Arc Home (UPB) 5.7% % of MITT’s Equity $756.0mm Q4 Funding Volume $1.1bn Q4 Lock Volume(b) $2.4bn 2024 Funding Volume (a) As of December 31, 2024, the fair value of MITT’s investment in Arc Home was calculated using a valuation multiple of 0.95x book value. (b) Represents loans yet to be funded whereby the borrower has entered into an interest rate lock agreement. (c) Non-Agency includes Non-QM Loans and Jumbo Loans. (d) Conventional also includes Agency-Eligible Loans. Agency-Eligible Loans are loans that conform with GSE underwriting guidelines but sold to Non-Agency investors, including MITT.

13NYSE: MITT Commercial Investments • Legacy Commercial Real Estate Loans and CMBS acquired in WMC merger represents 1.8% of our Investment Portfolio and 9.6% of total equity (a) As of December 31, 2024, there are Legacy WMC CMBS with an unpaid principal balance of $23.5 million and a fair value of $6.0 million which are on non-accrual or cost recovery status. Legacy WMC Commercial Investments Expect to hold commercial investments as they organically mature or prudently exit through opportunistic sales $119.8mm of Fair Value (by Collateral Type) 50.7% 40.0% 0.5% 1.1% 6.3% 1.4% Hotel Retail Industrial Multifamily Office Other $52.2mm of Equity Invested (by Investment Type) 13.9% 26.5% 21.7% 37.9% CMBS - Conduit CMBS - SASB Floating Rate CMBS - SASB Fixed Rate Commercial Loans Commercial Real Estate Loans Summary: Two first mortgage participations collateralized by institutionally owned CRE Assets. Freehand Portfolio: Cross-collateralized portfolio of three loans backed by four Freehand hotels located in NYC, Miami, Chicago and LA.  Pool is 74% LTV based on recent appraisals.  Maturity date of May 6th, 2025 Sono Collection: A Class A trophy mall located in affluent Norwalk, CT and anchored by Bloomingdale’s and Nordstrom.  Loan is 43% LTV based on recent appraisals. Maturity date of August 6th, 2025 Par Recovery CMBS: 82% of market value is collateralized by single asset bonds, allowing for detailed underwriting.  The two largest positions are loans on The Atlantis in the Bahamas and LA Landmark, Ovation Hollywood. Credit IO: Small positions where returns are a function of income v. principal recovery Loan extensions could provide upside to the positions The Single Asset Single Borrower CMBS market has been receptive to Retail and Hospitality transactions as underlying fundamentals have remained resilient post-Covid.  Commercial Loans Summary • Remaining two investments are first mortgage loans • Borrowers on both investments are current • Weighted average LTV at acquisition of 63.7% • Investments collateralized by hotel and retail properties • Geography consists of: CT, NY, CA, IL, and FL • Maturity of investments are May 2025 and August 2025 • Weighted average unlevered yield of 10.0% CMBS Summary • Weighted average price of 52%, allowing for book value upside as markets improve • Weighted average unlevered yield of 16.7%(a) • Weighted average life of 1.8 years

14NYSE: MITT Investment Portfolio (Fair Value) 59.1% 61.4% 58.8% 63.6% 65.6% 13.8% 19.2% 23.0% 28.9% 26.9%15.4% 10.1% 10.3% 11.2% 8.9% 7.9% 7.0% 7.0% Non-Agency Loans Agency-Eligible Loans Agency Other Residential Q4 ‘ 21 Q1 ‘ 22 Q2 ‘ 22 Q3 ‘ 22 Q4 ‘ 22 0% 20% 40% 60% 80% 100% Description ($ in mm’s) Asset Cost Asset FMV Yield9,(a) Financing Cost Carrying Value of Financing(b) Cost of Funds10, (c) Equity Economic Leverage(d) ROE(e) Securitized Non-Agency Loans $6,388.6 $6,044.6 5.7% $6,033.8 $5,762.3 5.2% $282.3 1.1x 17.0% Securitized RPL/NPL Loans 171.0 153.1 6.6% 141.0 132.4 4.1% 20.7 1.5x 26.4% Agency-Eligible Loans 102.5 102.1 6.6% 95.7 95.7 5.5% 6.5 14.8x 23.4% Home Equity Loans 101.5 104.0 9.9% 87.4 87.4 6.5% 16.6 5.3x 26.2% Non Agency Loans and Other 13.7 14.1 10.8% 7.6 7.6 6.2% 6.5 1.2x 15.5% Non- Agency RMBS(f) 140.2 143.3 10.7% 79.6 79.6 5.3% 63.7 1.2x 16.9% Agency RMBS (Interest Only) 20.5 21.0 10.4% 2.0 2.0 5.3% 19.0 0.1x 10.6% Legacy WMC Commercial Loans 66.6 67.0 10.0% 47.2 47.2 7.5% 19.8 2.4x 15.9% Legacy WMC CMBS 59.0 52.8 16.7% 20.4 20.4 6.3% 32.4 0.6x 26.5% Total Investment Portfolio $7,063.6 $6,702.0 6.0% $6,514.7 $6,234.7 5.2% $467.4 1.4x 18.1% Cash and Cash Equivalents 118.7 4.4% $118.7 Interest Rate Swaps(g) 8.9 1.0% 8.9 Arc Home 30.8 30.8 Senior Unsecured Notes(h) 95.7 10.6% (95.7) Non-Interest Earnings Assets, Net 13.3 13.3 Total $6,873.7 $6,330.4 $543.4 1.4x Q4 2024 Investment Portfolio Details5 Investment Portfolio (FMV) 92.6% 3.1% 1.9% 0.3% 2.1% Non-Agency Loans RPL/NPL Non-Agency RMBS Agency Legacy WMC Commercial 2% 23% 24% 21% 11% 19% < 3% 3% - 4% 4% - 5% 5% - 6% 6% - 7% 7%+ 0% 10% 20% 30% Loan Interest Rate Distribution Interest Only, 100% Agency Pool Characteristics(c) Investment Portfolio (Equity) 70.5% 6.0% 12.9% 0.7% 9.9% Non-Agency Loans RPL/NPL Non-Agency RMBS Agency Legacy WMC Commercial Note: Data is as of December 31, 2024. (a) Represents the weighted average yield calculated based on the amortized cost of the underlying assets. (b) Financing is inclusive of securitized debt recorded at fair value and financing arrangements recorded at cost. Financing arrangements on Securitized Non-Agency Loans and Securitized RPL/NPL Loans was $370.9 million and $31.8 million, respectively. (c) Represents the weighted average cost of funds on securitized debt and financing arrangements calculated based on the amortized cost of the underlying financing, inclusive of the benefit of 0.05% from the net interest component of interest rate swaps. Total Cost of Funds related to the financing on the Company’s investment portfolio and the senior unsecured notes was 5.3%. (d) Economic Leverage is calculated by dividing recourse financing by the equity invested in the related investment type inclusive of any cash collateral posted on financing arrangements. Non-recourse financing arrangements include securitized debt and other non-recourse financing arrangements. (e) Return on Equity is calculated by dividing the net interest income, inclusive of any cost or benefit on interest rate swaps, by the equity invested in the related investment type. Net interest income is calculated using Asset Cost multiplied by the Yield less Financing Cost multiplied by the Cost of Funds. (f) Includes $15.8 million and $0.6 million of asset FMV and financing arrangements recorded in the “Investments in debt and equity of affiliates” line item on the Company's consolidated balance sheets. (g) Asset FMV of interest rate swaps represents the sum of the net fair value of interest rate swaps and the margin posted on interest rate swaps. The Yield on interest rate swaps represents the net receive / (pay) rate as of period end. The interest rate swap portfolio had a notional amount of $342.6 million with a weighted average pay-fixed rate of 3.48% a weighted average receive-variable rate of 4.49%, and a weighted average years to maturity of 4.86 years. The impact of the net interest component of interest rate swaps on cost of funds and return on equity is included within the respective investment portfolio asset line items. (h) Represents MITT’s 9.500% senior unsecured notes due 2029.

Financing Profile[5]

Successful in terming out warehouse financing, through securitizations reducing mark-to-market financing exposure and Economic Leverage Ratio[3]

$6.3bn of Financing as of 12/31/2024



Commercial, 1.1%
Agency, 0.0%
Unsecured Notes, 1.5%
Residential, 10.6%
Securitized Debt, 86.8%

Economic Leverage Ratio[3]



2.0x
1.0x
0.0x
1.5x
1.4x
2.5x
1.5x
1.4x
Q4 '23
Q1 '24
Q2 '24
Q3 '23
Q4 '24
Residential
Agency
Commercial
Unsecured Notes(a)

As of 12/31/2024	Securitized Debt	Residential Bond Financing[(b)]	Residential Loan Financing	Agency Financing	Legacy WMC Commercial Financing[(c)]	Unsecured Notes[(a)]	Total
Amount (in mm)	$5,492.0	$482.4	$190.7	$2.0	$67.6	$95.7	$6,330.4
Cost of Funds[10, (d)]	5.1%	5.8%	6.0%	5.3%	7.1%	10.6%	5.2%
Advance Rate	89%	59%	88%	74%	56%	N/A	N/A
Available Capacity[(e)] (in mm)	N/A	N/A	1,609.3	N/A	N/A	N/A	1,609.3
Recourse/Non-Recourse	Non-Recourse	Recourse/Non-Recourse	Recourse	Recourse	Recourse	Recourse	Recourse/Non-Recourse

(a) Represents MITT's 9.500% senior unsecured notes due 2029
(b) Includes financing on the retained tranches from securitizations issued by the Company and consolidated in the "Securitized residential mortgage loans, at fair value" line item on the Company's consolidated balance sheets. Additionally, includes financing on Non-Agency RMBS included in the "Real Estate Securities, at fair value" and "Investments in debt and equity of affiliates" line items on the Company's consolidated balance sheets.
(c) Includes financing on Commercial loans and CMBS included in the "Commercial Loans, at fair value" and "Real Estate Securities, at fair value" line items, respectively, on the Company's consolidated balance sheets.
(d) Cost of Funds shown includes the cost or benefit from our interest rate hedges. Total Cost of Funds as of December 31, 2024 excluding the cost or benefit of our interest rate hedges was 5.3%.
(e) The borrowing capacity under our Agency-Eligible Loan, Home Equity Loan, and Non-Agency Loan warehouse financing arrangements is uncommitted by the lenders.

NYSE: MITT 15

Book Value Roll-Forward[1]

	Three Months Ended December 31, 2024		Year Ended December 31, 2024	
	Amount (000's)	Per Diluted Share[6]	Amount (000's)	Per Diluted Share[6]
Beginning Book Value[(a)]	**$ 312,094**	**$ 10.58**	**$ 300,377**	**$ 10.20**
Common dividend	(5,632)	(0.19)	(22,137)	(0.75)
Equity Based Compensation	142	(0.05)	667	(0.03)
Earnings available for distribution ("EAD")	5,300	0.18	22,577	0.76
Net realized and unrealized gain/(loss) included within equity in earnings/(loss) from affiliates	1,114	0.04	3,079	0.11
Net realized gain/(loss)	7,010	0.24	(2,918)	(0.10)
Net unrealized gain/(loss)	(3,532)	(0.12)	16,956	0.56
Transaction related expenses and deal related performance fees	(1,075)	(0.04)	(3,310)	(0.11)
Adjustment related to dividends on preferred stock[(b)]	11	—	141	—
12/31/24 Book Value	**$315,432**	**$ 10.64**	**$315,432**	**$10.64**
Change in Book Value	3,338	0.06	15,055	0.44

(a) Book value is calculated using stockholders' equity less the liquidation preference of our cumulative redeemable preferred stock of $228.0 million.
(b) Includes the difference between the dividend accrual on our Series C Preferred Stock and the dividend declared during the quarter. On and after September 17, 2024, dividends on our Series C Preferred Stock accumulate at an annual floating rate of three-month CME Term SOFR (plus a tenor spread adjustment of 0.26161%) plus a spread of 6.476%.

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17NYSE: MITT Reconciliation of 2024 EAD7 (a) EAD excludes our portion of gains recorded by Arc Home in connection with the sale of residential mortgage loans to us. We eliminated such gains recognized by Arc Home and also decreased the cost basis of the underlying loans we purchased by the same amount. Upon reducing our cost basis, unrealized gains are recorded within net income based on the fair value of the underlying loans at quarter end. (b) EAD excludes $1.8 million or $0.06 per share of realized and unrealized changes in the fair value of Arc Home's net mortgage servicing rights, changes in the fair value of corresponding derivatives, and other asset impairments, net of deferred tax expense for the three months ended December 31, 2024. Year Ended December 31, 2024 Reconciliation of GAAP Net Income to Earnings Available for Distribution Amount (000’s) Per Diluted Share6 Net Income/(loss) available to common stockholders $ 36,384 $ 1.23 Add (Deduct): Net realized (gain)/loss 2,918 0.10 Net unrealized (gain)/loss (16,956) (0.56) Transaction related expenses and deal related performance fees 3,310 0.11 Equity in (earnings)/loss from affiliates (3,141) (0.11) EAD from equity method investments(a)(b) 62 — Earnings available for distribution $ 22,577 $ 0.76 Year Ended December 31, 2024 Components of Earnings Available for Distribution Amount (000’s) Per Diluted Share6 Net Interest Income $ 69,613 $ 2.36 Net interest component of interest rate swaps 7,617 0.26 Arc Home EAD (2,183) (0.07) Less: Gains on loans sold to MITT(a) (1,107) (0.04) Arc Home EAD to MITT (3,290) (0.11) Management fee to affiliate (7,533) (0.26) Non-investment related expenses (10,732) (0.36) Investment related expenses (13,745) (0.47) Dividends on preferred stock (19,353) (0.66) Operating Expenses (51,363) (1.75) Earnings available for distribution $ 22,577 $ 0.76

18NYSE: MITT Reconciliation of Q4 2024 EAD (cont’d)7 (a) EAD excludes our portion of gains recorded by Arc Home in connection with the sale of residential mortgage loans to us. We eliminated such gains recognized by Arc Home and also decreased the cost basis of the underlying loans we purchased by the same amount. Upon reducing our cost basis, unrealized gains are recorded within net income based on the fair value of the underlying loans at quarter end. (b) EAD excludes $0.3 million or $0.01 per share of realized and unrealized changes in the fair value of Arc Home's net mortgage servicing rights, changes in the fair value of corresponding derivatives, and other asset impairments, net of deferred tax expense for the year ended December 31, 2024. Three Months Ended December 31, 2024 Reconciliation of GAAP Net Income to Earnings Available for Distribution Amount (000’s) Per Diluted Share6 Net Income/(loss) available to common stockholders $ 8,817 $ 0.30 Add (Deduct): Net realized (gain)/loss (7,010) (0.24) Net unrealized (gain)/loss 3,532 0.12 Transaction related expenses and deal related performance fees 1,075 0.04 Equity in (earnings)/loss from affiliates (1,042) (0.04) EAD from equity method investments(a)(b) (72) — Earnings Available for Distribution $ 5,300 $ 0.18 Three Months Ended December 31, 2024 Components of Earnings Available for Distribution Amount (000’s) Per Diluted Share6 Net Interest Income $ 18,193 $ 0.62 Net interest component of interest rate swaps 1,170 0.04 Arc Home EAD (591) (0.02) Less: Gains on loans sold to MITT(a) (142) — Arc Home EAD to MITT (733) (0.02) Management fee to affiliate (2,331) (0.08) Non-investment related expenses (2,122) (0.07) Investment related expenses (3,412) (0.12) Dividends on preferred stock (5,465) (0.19) Operating Expenses (13,330) (0.46) Earnings Available for Distribution $ 5,300 $ 0.18

19 Appendix Appendix

Economic Leverage[3]

Reconciliation of GAAP Leverage Ratio to Economic Leverage Ratio[(a)] ($ in thousands)	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024
Securitized debt, at fair value	$ 4,711,623	$ 4,980,942	$ 5,117,189	$ 5,497,552	$ 5,491,967
GAAP Financing arrangements	767,592	734,001	1,235,805	789,499	742,108
Convertible senior unsecured notes	85,266	78,530	78,849	—	—
Senior unsecured notes	—	32,810	95,380	95,548	95,721
Restricted cash posted on financing arrangements	(1,696)	(2,109)	(3,369)	(3,283)	(10,569)
GAAP Leverage	$ 5,562,785	$ 5,824,174	$ 6,523,854	$ 6,379,316	$ 6,319,227
Financing arrangements through affiliated entities	3,605	3,583	3,559	3,540	588
Non-recourse financing arrangements[(b)]	(4,774,595)	(5,040,618)	(5,173,748)	(5,550,887)	(5,542,089)
Net TBA receivable/(payable) adjustment	(9,163)	(32,552)	—	—	—
Economic Leverage	$ 782,632	$ 754,587	$ 1,353,665	$ 831,969	$ 777,726
GAAP Stockholders' Equity	$ 528,368	$ 539,565	$ 533,502	$ 540,085	$ 543,423
GAAP Leverage Ratio[(a)]	10.5x	10.8x	12.2x	11.8x	11.6x
Economic Leverage Ratio[(a)]	1.5x	1.4x	2.5x	1.5x	1.4x

(a) The calculation in the table above divides GAAP leverage and Economic Leverage by our GAAP stockholders' equity to derive our leverage ratios.
(b) Non-recourse financing arrangements include securitized debt and other non-recourse financing arrangements.

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21NYSE: MITT Condensed Consolidated Balance Sheet (Unaudited) December 31, 2024 December 31, 2023 December 31, 2024 December 31, 2023 Assets (in thousands) Liabilities Securitized residential mortgage loans, at fair value $ 6,197,678 $ 5,358,281 Securitized debt, at fair value $ 5,491,967 $ 4,711,623 Residential mortgage loans, at fair value 220,217 317,631 Financing arrangements 742,108 767,592 Commercial loans, at fair value 67,005 66,303 Senior unsecured notes 95,721 — Real estate securities, at fair value 201,360 162,821 Convertible senior unsecured notes — 85,266 Investments in debt and equity of affiliates 46,841 55,103 Dividend payable 5,632 1,472 Cash and cash equivalents 118,662 111,534 Other liabilities 34,758 32,107 Restricted cash 19,906 14,039 Total Liabilities 6,370,186 5,598,060 Other assets 41,940 40,716 Total Assets $ 6,913,609 $ 6,126,428 Stockholders' Equity Preferred stock 220,472 220,472 Common stock 296 294 Additional paid-in capital 824,380 823,715 Retained earnings (deficit) (501,725) (516,113) Total Stockholders’ Equity 543,423 528,368 Total Liabilities & Stockholders’ Equity $ 6,913,609 $ 6,126,428

22NYSE: MITT Condensed Consolidated Statement of Operations (Unaudited) Year Ended Year Ended December 31, 2024 December 31, 2023 December 31, 2024 December 31, 2023 Net Interest Income (in thousands) Total Earnings/(Loss) Per Share of Common Stock Interest income $ 408,495 $ 260,329 Earnings/(Loss) Per Share - Basic $ 1.23 $ 1.68 Interest expense 342,603 212,500 Earnings/(Loss) Per Share - Diluted $ 1.23 $ 1.68 Total Net Interest Income 65,892 47,829 Other Income/(Loss) WA Shares of Common Stock Outstanding Net interest component of interest rate swaps 7,617 6,680 Basic 29,487 21,095 Net realized gain/(loss) (2,918) 7,697 Diluted 29,514 21,097 Net unrealized gain/(loss) 16,956 1,450 Bargain purchase gain — 30,190 Total Other Income/(Loss) 21,655 46,017 Expenses Management fee to affiliate 7,533 7,711 Non-investment related expenses 10,732 10,077 Investment related expenses 13,522 9,808 Transaction related expenses 3,164 11,076 Total Expenses 34,951 38,672 Income/(loss) before equity in earnings/(loss) from affiliates 52,596 55,174 Equity in earnings/(loss) from affiliates 3,141 (1,390) Net Income/(Loss) 55,737 53,784 Dividends on preferred stock(a) (19,353) (18,344) Net Income/(Loss) Available to Common Stockholders $ 36,384 $ 35,440

23NYSE: MITT Condensed Consolidated Statement of Operations (Unaudited) Three Months Ended Three Months Ended December 31, 2024 December 31, 2023 December 31, 2024 December 31, 2023 Net Interest Income (in thousands) Total Earnings/(Loss) Per Share of Common Stock Interest income $ 105,652 $ 77,527 Earnings/(Loss) Per Share - Basic $ 0.30 $ 1.35 Interest expense 88,270 64,191 Earnings/(Loss) Per Share - Diluted $ 0.30 $ 1.35 Total Net Interest Income 17,382 13,336 Other Income/(Loss) WA Shares of Common Stock Outstanding Net interest component of interest rate swaps 1,170 1,655 Basic 29,530 22,836 Net realized gain/(loss) 7,010 (1,474) Diluted 29,558 22,843 Net unrealized gain/(loss) (3,532) 1,707 Bargain purchase gain — 30,190 Total Other Income/(Loss) 4,648 32,078 Expenses Management fee to affiliate 2,331 1,521 Non-investment related expenses 2,122 2,229 Investment related expenses 3,337 2,903 Transaction related expenses 1,000 1,376 Total Expenses 8,790 8,029 Income/(loss) before equity in earnings/(loss) from affiliates 13,240 37,385 Equity in earnings/(loss) from affiliates 1,042 (2,032) Net Income/(Loss) 14,282 35,353 Dividends on preferred stock(a) (5,465) (4,586) Net Income/(Loss) Available to Common Stockholders $ 8,817 $ 30,767

24NYSE: MITT Footnotes 1. Book value is calculated using stockholders’ equity less the liquidation preference of our cumulative redeemable preferred stock of $228.0 million. 2. Total liquidity includes $118.7 million of cash and cash equivalents and $18.2 million of unencumbered Agency RMBS. 3. We define GAAP leverage as the sum of (1) Securitized debt, at fair value, (2) GAAP Financing arrangements, net of any restricted cash posted on such financing arrangements, (3) Senior unsecured notes, and (4) the amount payable on purchases that have not yet settled less the financing remaining on sales that have not yet settled. We define Economic Leverage, as the sum of: (i) our GAAP leverage, exclusive of any fully non- recourse financing arrangements, (ii) financing arrangements held through affiliated entities, net of any restricted cash posted on such financing arrangements, exclusive of any financing utilized through AG Arc, inclusive of any adjustment related to unsettled trades as described in (4) in the previous sentence, and exclusive of any non-recourse financing arrangements and (iii) our net TBA position (at cost), if any. 4. The economic return on equity represents the change in book value per share during the period, plus the common dividends declared over the period, divided by book value per share from the prior period. 5. The Investment Portfolio consists of Residential Investments, Agency RMBS, and WMC Legacy Commercial Investments, all of which are held at fair value. Financing is inclusive of Securitized Debt, which is held at fair value, Financing Arrangements, Senior Unsecured Notes, and Convertible Senior Unsecured Notes. Throughout this presentation where we disclose the Investment Portfolio and the related financing, we have presented this information inclusive of (i) securities owned through investments in affiliates that are accounted for under GAAP using the equity method and, where applicable, (ii) long positions in TBAs, which are accounted for as derivatives under GAAP, but exclusive of our Senior Unsecured Notes and Convertible Senior Unsecured Notes. This presentation excludes investments through AG Arc LLC unless otherwise noted. 6. Diluted per share figures are calculated using diluted weighted average outstanding shares in accordance with GAAP. 7. We define EAD, a non-GAAP financial measure, as Net Income/(loss) available to common stockholders excluding (i) (a) unrealized gains/(losses) on loans, real estate securities, derivatives and other investments, inclusive of our investment in AG Arc, and (b) net realized gains/(losses) on the sale or termination of such instruments, (ii) any transaction related expenses incurred in connection with the acquisition, disposition, or securitization of our investments as well as transaction related expenses incurred in connection with the WMC acquisition, (iii) accrued deal-related performance fees payable to third party operators to the extent the primary component of the accrual relates to items that are excluded from EAD, such as unrealized and realized gains/(losses), (iv) realized and unrealized changes in the fair value of Arc Home's net mortgage servicing rights and the derivatives intended to offset changes in the fair value of those net mortgage servicing rights, (v) deferred taxes recognized at our taxable REIT subsidiaries, if any, (vi) any bargain purchase gains recognized, and (vii) certain other nonrecurring gains or losses. Items (i) through (vii) above include any amount related to those items held in affiliated entities. Transaction related expenses referenced in (ii) above are primarily comprised of costs incurred prior to or at the time of executing our securitizations and acquiring or disposing of residential mortgage loans. These costs are nonrecurring and may include underwriting fees, legal fees, diligence fees, and other similar transaction related expenses. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from earnings available for distribution. Management considers the transaction related expenses to be similar to realized losses incurred at the acquisition, disposition, or securitization of an asset and does not view them as being part of its core operations. Management views the exclusion described in (iv) above to be consistent with how it calculates EAD on the remainder of its portfolio. Management excludes all deferred taxes because it believes deferred taxes are not representative of current operations. EAD includes the net interest income and other income earned on our investments on a yield adjusted basis, including TBA dollar roll income/(loss) or any other investment activity that may earn or pay net interest or its economic equivalent. 8. We invest in Arc Home LLC, a licensed mortgage originator, through AG Arc LLC, one of our equity method investees. Our investment in AG Arc LLC is $30.8 million as of December 31, 2024, representing a 44.6% ownership interest. 9. The yield on our investments represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter-end. Our calculation excludes cash held by the Company and excludes any net TBA position. The calculation of weighted average yield is presented based on cost. 10. The cost of funds at quarter-end is calculated as the sum of (i) the weighted average funding costs on recourse financing outstanding at quarter end, (ii) the weighted average funding costs on non-recourse financing outstanding at quarter end, and (iii) the weighted average of the net pay or receive rate on our interest rate swaps outstanding at quarter end. The cost of funds at quarter-end are presented based on the cost of our outstanding financing at quarter-end, including any non-recourse financing.

25 www.agmit.com